UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 20, 2005

QWEST COMMUNICATIONS INTERNATIONAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15577	84-1339282
(Commission File Number)	(IRS Employer Identification No.)

1801 California Street, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 992-1400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Director Compensation

On October 20, 2005, upon the recommendation of the Nominating and Governance Committee of the Board of Directors (the “Board”) of Qwest Communications International Inc. (“Qwest,” “we,” “us” or “our”), the Board revised the compensation package for Qwest’s non-employee directors.  Effective October 1, 2005, Qwest’s non-employee directors are entitled to the following compensation:

•                  an annual cash retainer of $50,000; and

•                  an annual stock option grant valued at $100,000.

In addition, our independent lead director and the director who chairs the Audit Committee of the Board will each be paid an annual retainer of $20,000, and the directors who chair the other committees of the Board will each be paid an annual retainer of $10,000.  Our non-employee directors will no longer receive meeting participation fees unless there are more than 12 meetings of the Board or a particular committee during a calendar year, in which case non-employee directors will receive $1,500 for each additional in-person meeting attended (or $750 for each additional telephonic meeting) up to an annual aggregate amount of $25,000.

Each newly appointed non-employee director will receive an initial stock option grant valued at $120,000.  All options granted to our non-employee directors are granted pursuant to our Equity Incentive Plan.

Non-employee directors may continue to elect to defer their directors’ fees for an upcoming year pursuant to the Qwest Communications International Inc. Deferred Compensation Plan for Non-Employee Directors.  However, we no longer match the fees deferred. Non-employee directors will continue to be reimbursed for their travel, lodging and other reasonable out-of-pocket expenses in connection with their attendance at Board, committee and stockholder meetings and for other reasonable expenses related to Board service such as continuing education.

A copy of a summary sheet describing the compensation package for Qwest’s non-employee directors is attached hereto as Exhibit 10.1.

Restricted Stock Awards to Richard C. Notebaert and Oren G. Shaffer

On October 20, 2005, the Compensation and Human Resources Committee of the Board granted (i) a restricted stock award of 1,000,000 shares of Qwest’s common stock to our Chairman and Chief Executive Officer, Richard C. Notebaert, and (ii) a restricted stock award of 625,000 shares of Qwest’s common stock to our Vice-Chairman and Chief Financial Officer, Oren G. Shaffer.  The restricted stock awards were granted in accordance with our Equity Incentive Plan and pursuant to the form of Restricted Stock Agreement attached hereto as Exhibit 10.2.  The restricted stock awards vest 100% on December 31, 2006, provided that Mr. Notebaert or Mr. Shaffer, as applicable, is employed by us on such date.

Amendments to Employment Agreements with Messrs. Notebaert and Shaffer

On October 21, 2005, we entered into amendments to the amended and restated employment agreements between us and Messrs. Notebaert and Shaffer (each, an “executive”), which amendments provide that, among other things:

•                  in the event the executive resigns or retires after December 31, 2006, his vested stock options (other than those options outstanding and in-the-money on October 21, 2005) may be exercised within six years of his resignation or retirement;

•                  in the event the executive’s employment terminates after December 31, 2006 for any reason other than for “cause” or the occurrence of a “change in control” of Qwest (each as defined in the executive’s employment agreement), he is entitled to receive (i) his bonus for the prior year, (ii) a pro-rated annual bonus for the year of termination and (iii) the sum of two years’ base salary and annual bonus at the then-current rate; in addition, the executive (or his estate) is entitled to these same benefits if his employment terminates at any time by reason of death or disability;

•                  in the event the executive’s employment terminates for any reason other than for “cause,” he is entitled to receive his target bonus for the prior year if such bonus has not already been paid to the executive; and

•                  in the event the executive’s employment terminates for any reason other than for “cause,” he is entitled to payment of costs for a private office, an executive assistant, telephone services and appropriate office and computer equipment for the rest of his life in the case of Mr. Notebaert or for a period of five years in the case of Mr. Shaffer.

Copies of the amendments are attached hereto as Exhibits 10.3 and 10.4.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

Exhibit 10.1	Summary Sheet Describing the Compensation Package for Qwest’s Non-employee Directors.

Exhibit 10.2	Equity Incentive Plan, as amended, including forms of option and restricted stock agreements.

Exhibit 10.3	Amendment to Amended and Restated Employment Agreement, dated October 21, 2005, between Richard C. Notebaert and Qwest Services Corporation.

Exhibit 10.4	Amendment to Amended and Restated Employment Agreement, dated October 21, 2005, between Oren G. Shaffer and Qwest Services Corporation.

Forward Looking Statements Warning

 This filing may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: access line losses due to increased competition, including from technology substitution of our access lines with wireless and cable alternatives; our substantial indebtedness, and our inability to complete any efforts to de-lever our balance sheet through asset sales or other transactions; any adverse outcome of the current investigation by the U.S. Attorney’s office in Denver into certain matters relating to us; adverse results of increased review and scrutiny by regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; rapid and significant changes in technology and markets; any adverse developments in commercial disputes or legal proceedings, including any adverse outcome of current or future legal proceedings related to matters that are the subject of governmental investigations, and, to the extent not covered by insurance, if any, our inability to satisfy any resulting obligations from funds available to us, if any; potential fluctuations in quarterly results; volatility of our stock price; intense competition in the markets in which we compete including the likelihood of certain of our competitors consolidating with other providers or otherwise reorganizing their capital structure to more effectively compete against us; changes in demand for our products and services; acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; changes in the outcome of future events from the assumed outcome included in our significant accounting policies; and our ability to utilize net operating losses in projected amounts.

The information contained in this filing is a statement of our present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and our assumptions.  We may change our intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in our assumptions or otherwise. The cautionary statements contained or referred to in this filing should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.  This filing may include analysts’ estimates and other information prepared by third parties for which we assume no responsibility.

We undertake no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements or other statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this filing, we do not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QWEST COMMUNICATIONS INTERNATIONAL INC.

DATE: October 24, 2005	By:	/s/ Stephen E. Brilz
Name: Stephen E. Brilz
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Summary Sheet Describing the Compensation Package for Qwest’s Non-employee Directors.

Exhibit 10.2	Equity Incentive Plan, as amended, including forms of option and restricted stock agreements.

Exhibit 10.3	Amendment to Amended and Restated Employment Agreement, dated October 21, 2005, between Richard C. Notebaert and Qwest Services Corporation.

Exhibit 10.4	Amendment to Amended and Restated Employment Agreement, dated October 21, 2005, between Oren G. Shaffer and Qwest Services Corporation.